Exhibit 99.1

News Release

M.D.C. HOLDINGS ANNOUNCES 2017 THIRD QUARTER RESULTS

DENVER, COLORADO, Thursday, November 2, 2017. M.D.C. Holdings, Inc. (NYSE: MDC) announced results for the quarter ended September 30, 2017.

2017 Third Quarter Highlights and Comparisons to 2016 Third Quarter

●	Net income up 132% to $61.2 million, or $1.16 per diluted share, from $26.4 million or $0.51 per diluted share*
o	Pretax gain of $52.2 million on investment sales
●	Home sale revenues up 2% to $584.9 million from $575.7 million
●	Gross margin from home sales percentage up 80 basis points from 15.5% to 16.3%
●	Selling, general and administrative expenses as a percentage of home sale revenues (“SG&A rate”) of 11.8% versus 10.8%
●	Dollar value of net new orders of $596.7 million, up 6% from $563.9 million
●	Ending backlog dollar value up 6% to $1.71 billion from $1.61 billion
●	Lot purchase approvals up 83% to 2,489 lots in 37 communities
●	Last twelve months return on equity improved 500 basis points to 11.8%
●	Increased homebuilding line of credit from $550 million to $700 million
●	Announced entry into Portland market
●	Added $150 million to our senior notes due January 2043 subsequent to quarter end

*Per share amount for 2016 third quarter has been adjusted for the 5% stock dividend declared and paid in the 2016 fourth quarter.

Larry A. Mizel, MDC’s Chairman and Chief Executive Officer, stated, “Despite the challenges presented to our Florida operations by Hurricane Irma and our Colorado operations by the Weyerhaeuser joist issue, we increased revenues, net order value and ending backlog value year-over-year for the 2017 third quarter. In addition, we recognized significant gains from the opportunistic sale of several investments during the quarter, which drove a 132% increase in our net income.”

Mr. Mizel continued, “Solid economic fundamentals continue to support the homebuilding industry, driving robust demand for new homes, especially in the first-time homebuyer segment. To meet this growing demand, we have taken a number of steps to grow community count. First, we substantially increased our approvals of future lots for purchase. Through the first nine months of 2017, we approved the purchase of over 7,800 lots, more than double the approvals from the same period a year ago. An increasing percentage of our lot approvals are focused on the first-time homebuyer segment, which has responded favorably to one of our newest product lines, the Seasons™ collection.”

Mr. Mizel continued, “Also, we announced in September that we will commence operations in the greater Portland area, giving us additional exposure to the Pacific Northwest, where we have experienced solid results.”

Mr. Mizel concluded, “Lastly, we expanded the capacity under our line of credit at the end of the third quarter from $550 million to $700 million and extended its maturity by two years to December 2022. In addition, at the start of the fourth quarter, we added $150 million to our senior notes due January 2043. We ended our 2017 third quarter with liquidity of almost $1.1 billion, an increase of 40% over the prior year. The higher liquidity provides us with additional resources to fund our increased lot approval activity, providing us the foundation for community count growth in 2018.”

Homebuilding

Home sale revenues for the 2017 third quarter increased 2% to $584.9 million, primarily driven by a 2% improvement in deliveries, which was mostly the result of a 2% year-over-year increase in our homes in beginning backlog. However, deliveries were negatively impacted by the Weyerhaeuser joist issue in Colorado and Hurricane Irma in Florida. The deliveries of approximately 115 homes that were previously scheduled to close during the 2017 third quarter were delayed to later quarters as a result of these issues.

For the 2017 third quarter, our gross margin from home sales percentage was 16.3%, an 80 basis point improvement from 15.5% in the prior year period. During the 2017 and 2016 third quarters, we recorded inventory impairments of $4.5 million and $4.7 million, respectively. The impairments recorded for each period negatively impacted gross margin by 80 basis points. Additionally, during the 2016 third quarter, we recorded adjustments of $1.8 million (a 30 basis point negative impact to gross margins) to increase our warranty accrual while for our 2017 third quarter, we recorded an adjustment to decrease our warranty accrual by $0.4 million (a 10 basis point positive impact to gross margins).

Our interest and other income for the three months ended September 30, 2017 and 2016 was $54.5 million and $1.9 million, respectively. The year-over-year increase was driven by a $52.2 million gain from investment sales in the 2017 third quarter. The majority of the gain relates to the sale of the Company's metropolitan district bond securities, which we held for the past ten years and relate to a master-planned community being developed by one of our homebuilding subsidiaries.

Selling, general and administrative expenses for the 2017 third quarter were $69.1 million, up $7.2 million from $61.9 million for the same period in 2016. As we continued to plan for future growth of our business, we increased headcount, resulting in higher compensation-related expenses. Our SG&A rate was up 100 basis points year-over-year to 11.8%. However, absent the Weyerhaeuser joist issue and Hurricane Irma issues discussed above, we estimate that our SG&A rate might have increased by only 40 basis points year-over-year.

The dollar value of net new orders for the 2017 third quarter increased 6% year-over-year to $596.7 million, as an 8% increase in the average selling price of net new orders was slightly offset by a 2% decline in the number of net new orders. The year-over-year change in our average selling price of net new orders was driven by price increases in existing communities due to robust demand and the mix of sales between markets, partially offset by an increase in the percentage of sales coming from our more affordable product lines. The slight decline in the number of net new orders was caused by a 4% decrease in our average active community count, partially offset by a 2% increase in our monthly sales absorption rate.

Our backlog value at the end of the 2017 third quarter was up 6% year-over-year to $1.71 billion, due mostly to a 6% increase in the average selling price of homes in backlog. The change in average selling price is consistent with that explained for our net new orders.

Financial Services

Income before taxes for our financial services operations for the 2017 third quarter was $9.5 million, a $0.9 million decline from $10.4 million in the 2016 third quarter.  The change in average selling price is consistent with the explanation provided above for our net new orders.

About MDC

M.D.C. Holdings, Inc. was founded in 1972. MDC's homebuilding subsidiaries, which operate under the name Richmond American Homes, have built and financed the American Dream for more than 190,000 homebuyers since 1977. MDC's commitment to customer satisfaction, quality and value is reflected in each home its subsidiaries build. MDC is one of the largest homebuilders in the United States. Its subsidiaries have homebuilding operations across the country, including the metropolitan areas of Denver, Colorado Springs, Salt Lake City, Las Vegas, Phoenix, Tucson, Riverside-San Bernardino, Los Angeles, San Diego, Orange County, San Francisco Bay Area, Sacramento, Washington D.C., Baltimore, Orlando, Jacksonville, South Florida, Seattle and Portland. The Company's subsidiaries also provide mortgage financing, insurance and title services, primarily for Richmond American homebuyers, through HomeAmerican Mortgage Corporation, American Home Insurance Agency, Inc. and American Home Title and Escrow Company, respectively. M.D.C. Holdings, Inc. is traded on the New York Stock Exchange under the symbol "MDC." For more information, visit www.mdcholdings.com.

Forward-Looking Statements

Certain statements in this release, including any statements regarding our business, financial condition, results of operation, cash flows, strategies and prospects, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of MDC to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among other things, (1) general economic conditions, including changes in consumer confidence, inflation or deflation and employment levels; (2) changes in business conditions experienced by MDC, including cancellation rates, net home orders, home gross margins, land and home values and subdivision counts; (3) changes in interest rates, mortgage lending programs and the availability of credit; (4) changes in the market value of MDC’s investments in marketable securities; (5) uncertainty in the mortgage lending industry, including repurchase requirements associated with HomeAmerican Mortgage Corporation’s sale of mortgage loans (6) the relative stability of debt and equity markets; (7) competition; (8) the availability and cost of land and other raw materials used by MDC in its homebuilding operations; (9) the availability and cost of performance bonds and insurance covering risks associated with our business; (10) shortages and the cost of labor; (11) weather related slowdowns and natural disasters; (12) slow growth initiatives; (13) building moratoria; (14) governmental regulation, including the interpretation of tax, labor and environmental laws; (15) terrorist acts and other acts of war; (16) changes in energy prices; and (17) other factors over which MDC has little or no control. Additional information about the risks and uncertainties applicable to MDC's business is contained in MDC's Form 10-Q for the quarter ended September 30, 2017, which is scheduled to be filed with the Securities and Exchange Commission today. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. MDC undertakes no duty to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or webcasts should be consulted.

Contact:	Kevin McCarty
Vice President of Finance and Corporate Controller
1-866-424-3395 / 720-977-3395
IR@mdch.com

M.D.C. HOLDINGS, INC.

Consolidated Statements of Operations and Comprehensive Income

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
	(Dollars in thousands, except per share amounts)
	(Unaudited)
Homebuilding:
Home sale revenues	$584,947	$575,722	$1,796,046	$1,541,337
Land sale revenues	1,340	2,290	2,938	4,930
Total home and land sale revenues	586,287	578,012	1,798,984	1,546,267
Home cost of sales	(485,147)	(481,511)	(1,493,166)	(1,287,373)
Land cost of sales	(1,259)	(2,318)	(2,672)	(4,197)
Inventory impairments	(4,540)	(4,700)	(9,390)	(6,300)
Total cost of sales	(490,946)	(488,529)	(1,505,228)	(1,297,870)
Gross margin	95,341	89,483	293,756	248,397
Selling, general and administrative expenses	(69,102)	(61,904)	(206,109)	(182,621)
Interest and other income	54,548	1,869	59,722	5,358
Other expense	(618)	(1,558)	(1,635)	(2,463)
Other-than-temporary impairment of marketable securities	-	(215)	(51)	(934)
Homebuilding pretax income	80,169	27,675	145,683	67,737

Financial Services:
Revenues	17,464	17,408	54,516	44,248
Expenses	(8,849)	(7,955)	(25,247)	(21,739)
Interest and other income	925	1,035	3,142	2,648
Other-than-temporary impairment of marketable securities	(29)	(111)	(160)	(111)
Financial services pretax income	9,511	10,377	32,251	25,046

Income before income taxes	89,680	38,052	177,934	92,783
Provision for income taxes	(28,517)	(11,693)	(60,651)	(29,948)
Net income	$61,163	$26,359	$117,283	$62,835

Other comprehensive income (loss) related to available for sale securities, net of tax	(23,175)	1,028	(19,245)	3,871
Comprehensive income	$37,988	$27,387	$98,038	$66,706

Earnings per share:
Basic	$1.18	$0.51	$2.27	$1.22
Diluted	$1.16	$0.51	$2.23	$1.22

Weighted average common shares outstanding:
Basic	51,650,360	51,297,132	51,502,986	51,286,844
Diluted	52,601,118	51,460,446	52,248,377	51,297,765

Dividends declared per share	$0.25	$0.24	$0.75	$0.72

M.D.C. HOLDINGS, INC.

Consolidated Balance Sheets

	September 30,	December 31,
	2017	2016
ASSETS	(Dollars in thousands, except
	per share amounts)
Homebuilding:	(Unaudited)
Cash and cash equivalents	$351,399	$259,087
Marketable securities	-	59,770
Restricted cash	8,723	3,778
Trade and other receivables	42,904	42,492
Inventories:
Housing completed or under construction	969,419	874,199
Land and land under development	863,002	884,615
Total inventories	1,832,421	1,758,814
Property and equipment, net	26,304	28,041
Deferred tax asset, net	64,164	74,888
Metropolitan district bond securities (related party)	-	30,162
Prepaid and other assets	72,808	60,463
Total homebuilding assets	2,398,723	2,317,495
Financial Services:
Cash and cash equivalents	26,419	23,822
Marketable securities	40,221	36,436
Mortgage loans held-for-sale, net	89,804	138,774
Other assets	11,135	12,062
Total financial services assets	167,579	211,094
Total Assets	$2,566,302	$2,528,589
LIABILITIES AND EQUITY
Homebuilding:
Accounts payable	$49,390	$42,088
Accrued liabilities	151,661	144,566
Revolving credit facility	15,000	15,000
Senior notes, net	842,532	841,646
Total homebuilding liabilities	1,058,583	1,043,300
Financial Services:
Accounts payable and accrued liabilities	51,697	50,734
Mortgage repurchase facility	65,103	114,485
Total financial services liabilities	116,800	165,219
Total Liabilities	1,175,383	1,208,519
Stockholders' Equity
Preferred stock, $0.01 par value; 25,000,000 shares authorized; none issued or outstanding	-	-
Common stock, $0.01 par value; 250,000,000 shares authorized; 51,933,969 and 51,485,090 issued and outstanding at September 30, 2017 and December 31, 2016, respectively	519	515
Additional paid-in-capital	995,132	983,532
Retained earnings	392,442	313,952
Accumulated other comprehensive income	2,826	22,071
Total Stockholders' Equity	1,390,919	1,320,070
Total Liabilities and Stockholders' Equity	$2,566,302	$2,528,589

M.D.C. HOLDINGS, INC.

Consolidated Statement of Cash Flows

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
	(Dollars in thousands)
	(Unaudited)
Operating Activities:
Net income	$61,163	$26,359	$117,283	$62,835
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Stock-based compensation expense	1,062	473	3,100	6,636
Depreciation and amortization	1,501	1,335	4,205	3,702
Inventory impairments	4,540	4,700	9,390	6,300
Other-than-temporary impairment of marketable securities	29	326	211	1,045
Gain on sale of marketable securities	(16,364)	(649)	(18,122)	(911)
Gain on sale of metropolitan district bond securities (related party)	(35,847)	-	(35,847)	-
Deferred income tax expense	12,762	3,484	22,795	11,357
Net changes in assets and liabilities:
Restricted cash	(3,696)	(675)	(4,945)	(871)
Trade and other receivables	(5,300)	4,556	119	(21,679)
Mortgage loans held-for-sale	5,479	710	48,970	(2,319)
Housing completed or under construction	(62,290)	(42,934)	(101,997)	(229,739)
Land and land under development	(17,635)	18,430	19,886	141,131
Prepaid expenses and other assets	(3,627)	(1,598)	(11,229)	(4,573)
Accounts payable and accrued liabilities	6,500	(1,334)	15,345	18,183
Net cash provided by (used in) operating activities	(51,723)	13,183	69,164	(8,903)

Investing Activities:
Purchases of marketable securities	(5,561)	(12,846)	(17,604)	(28,272)
Sales of marketable securities	71,865	6,108	83,315	56,873
Proceeds from sale of metropolitan district bond securities (related party)	44,253	-	44,253	-
Purchases of property and equipment	(553)	(748)	(1,917)	(3,865)
Net cash provided by (used in) investing activities	110,004	(7,486)	108,047	24,736

Financing Activities:
Advances (payments) on mortgage repurchase facility, net	(4,024)	(1,286)	(49,382)	3,400
Dividend payments	(12,984)	(12,259)	(38,793)	(36,763)
Payments of deferred financing costs	(2,630)	-	(2,630)	-
Proceeds from exercise of stock options	1,199	-	8,503	-
Net cash used in financing activities	(18,439)	(13,545)	(82,302)	(33,363)

Net increase (decrease) in cash and cash equivalents	39,842	(7,848)	94,909	(17,530)
Cash and cash equivalents:
Beginning of period	337,976	171,306	282,909	180,988
End of period	$377,818	$163,458	$377,818	$163,458

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

New Home Deliveries

	Three Months Ended September 30,
	2017			2016			% Change
	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price
	(Dollars in thousands)
Arizona	186	$58,640	$315.3	221	$64,314	$291.0	(16)%	(9)%	8%
California	223	135,745	608.7	195	125,602	644.1	14%	8%	(5)%
Nevada	240	81,483	339.5	177	59,601	336.7	36%	37%	1%
Washington	98	50,936	519.8	75	35,072	467.6	31%	45%	11%
West	747	326,804	437.5	668	284,589	426.0	12%	15%	3%
Colorado	314	146,883	467.8	343	169,858	495.2	(8)%	(14)%	(6)%
Utah	45	18,843	418.7	55	20,728	376.9	(18)%	(9)%	11%
Mountain	359	165,726	461.6	398	190,586	478.9	(10)%	(13)%	(4)%
Maryland	41	21,506	524.5	61	27,297	447.5	(33)%	(21)%	17%
Virginia	68	33,537	493.2	78	39,795	510.2	(13)%	(16)%	(3)%
Florida	102	37,374	366.4	88	33,455	380.2	16%	12%	(4)%
East	211	92,417	438.0	227	100,547	442.9	(7)%	(8)%	(1)%
Total	1,317	$584,947	$444.2	1,293	$575,722	$445.3	2%	2%	(0)%

	Nine Months Ended September 30,
	2017			2016			% Change
	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price
	(Dollars in thousands)
Arizona	586	$183,258	$312.7	582	$170,352	$292.7	1%	8%	7%
California	662	403,974	610.2	512	319,116	623.3	29%	27%	(2)%
Nevada	642	223,303	347.8	432	149,861	346.9	49%	49%	0%
Washington	290	149,106	514.2	234	106,665	455.8	24%	40%	13%
West	2,180	959,641	440.2	1,760	745,994	423.9	24%	29%	4%
Colorado	1,064	510,211	479.5	945	463,534	490.5	13%	10%	(2)%
Utah	126	51,409	408.0	145	53,238	367.2	(13)%	(3)%	11%
Mountain	1,190	561,620	471.9	1,090	516,772	474.1	9%	9%	(0)%
Maryland	140	65,870	470.5	178	84,742	476.1	(21)%	(22)%	(1)%
Virginia	171	92,432	540.5	193	98,572	510.7	(11)%	(6)%	6%
Florida	304	116,483	383.2	251	95,257	379.5	21%	22%	1%
East	615	274,785	446.8	622	278,571	447.9	(1)%	(1)%	(0)%
Total	3,985	$1,796,046	$450.7	3,472	$1,541,337	$443.9	15%	17%	2%

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

Net New Orders

	Three Months Ended September 30,
	2017				2016				% Change
	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate
	(Dollars in thousands)
Arizona	192	$64,765	$337.3	2.53	225	$67,424	$299.7	2.56	(15)%	(4)%	13%	(1)%
California	250	164,265	657.1	4.17	260	152,901	588.1	4.08	(4)%	7%	12%	2%
Nevada	184	70,130	381.1	3.23	175	58,443	334.0	2.75	5%	20%	14%	17%
Washington	66	37,570	569.2	2.84	83	38,061	458.6	2.26	(20)%	(1)%	24%	26%
West	692	336,730	486.6	3.20	743	316,829	426.4	2.95	(7)%	6%	14%	8%
Colorado	333	162,725	488.7	2.45	321	146,911	457.7	3.82	4%	11%	7%	(36)%
Utah	48	23,041	480.0	2.29	35	14,718	420.5	1.41	37%	57%	14%	62%
Mountain	381	185,766	487.6	2.43	356	161,629	454.0	3.27	7%	15%	7%	(26)%
Maryland	39	17,006	436.1	2.00	50	22,612	452.2	1.42	(22)%	(25)%	(4)%	41%
Virginia	44	20,984	476.9	3.45	52	26,869	516.7	2.04	(15)%	(22)%	(8)%	69%
Florida	114	36,229	317.8	2.20	95	35,938	378.3	1.74	20%	1%	(16)%	26%
East	197	74,219	376.7	2.35	197	85,419	433.6	1.71	0%	(13)%	(13)%	37%
Total	1,270	$596,715	$469.9	2.78	1,296	$563,877	$435.1	2.72	(2)%	6%	8%	2%

	Nine Months Ended September 30,
	2017				2016				% Change
	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate *	Homes	Dollar Value	Average Price	Monthly Absorption Rate
	(Dollars in thousands)
Arizona	638	$209,547	$328.4	2.76	684	$207,456	$303.3	2.52	(7)%	1%	8%	10%
California	727	465,164	639.8	4.21	797	476,341	597.7	4.36	(9)%	(2)%	7%	(3)%
Nevada	746	265,691	356.2	4.17	634	220,799	348.3	3.31	18%	20%	2%	26%
Washington	332	184,112	554.6	3.80	325	156,546	481.7	2.82	2%	18%	15%	35%
West	2,443	1,124,514	460.3	3.64	2,440	1,061,142	434.9	3.20	0%	6%	6%	14%
Colorado	1,292	627,845	485.9	3.40	1,227	583,309	475.4	4.00	5%	8%	2%	(15)%
Utah	171	77,114	451.0	2.41	178	67,394	378.6	2.47	(4)%	14%	19%	(2)%
Mountain	1,463	704,959	481.9	3.24	1,405	650,703	463.1	3.71	4%	8%	4%	(13)%
Maryland	122	54,468	446.5	1.65	208	96,590	464.4	1.89	(41)%	(44)%	(4)%	(13)%
Virginia	171	88,600	518.1	3.58	210	108,779	518.0	2.75	(19)%	(19)%	0%	30%
Florida	365	128,091	350.9	2.22	325	133,533	410.9	2.19	12%	(4)%	(15)%	1%
East	658	271,159	412.1	2.30	743	338,902	456.1	2.22	(11)%	(20)%	(10)%	4%
Total	4,564	$2,100,632	$460.3	3.24	4,588	$2,050,747	$447.0	3.11	(1)%	2%	3%	4%

* Calculated as total net new orders in period ÷ average active communities during period ÷ number of months in period

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

Active Subdivisions

				Average Active Subdivisions			Average Active Subdivisions
	Active Subdivisions			Three Months Ended			Nine Months Ended
	September 30,		%	September 30,		%	September 30,		%
	2017	2016	Change	2017	2016	Change	2017	2016	Change
Arizona	27	30	(10)%	25	29	(14)%	26	30	(13)%
California	23	21	10%	20	21	(5)%	19	20	(5)%
Nevada	19	20	(5)%	19	21	(10)%	20	21	(5)%
Washington	7	14	(50)%	8	12	(33)%	10	13	(23)%
West	76	85	(11)%	72	83	(13)%	75	84	(11)%
Colorado	48	28	71%	45	28	61%	42	34	24%
Utah	7	9	(22)%	7	8	(13)%	8	8	0%
Mountain	55	37	49%	52	36	44%	50	42	19%
Maryland	5	11	(55)%	7	12	(42)%	8	12	(33)%
Virginia	4	8	(50)%	4	9	(56)%	5	9	(44)%
Florida	14	18	(22)%	17	18	(6)%	18	17	6%
East	23	37	(38)%	28	39	(28)%	31	38	(18)%
Total	154	159	(3)%	152	158	(4)%	156	164	(5)%

Backlog

	At September 30,
	2017			2016			% Change
	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price	Homes	Dollar Value	Average Price
	(Dollars in thousands)
Arizona	374	$133,074	$355.8	423	$132,929	$314.3	(12)%	0%	13%
California	546	378,448	693.1	627	389,622	621.4	(13)%	(3)%	12%
Nevada	411	151,726	369.2	397	139,731	352.0	4%	9%	5%
Washington	279	156,974	562.6	270	133,367	494.0	3%	18%	14%
West	1,610	820,222	509.5	1,717	795,649	463.4	(6)%	3%	10%
Colorado	1,192	595,675	499.7	1,104	530,662	480.7	8%	12%	4%
Utah	149	67,830	455.2	141	53,180	377.2	6%	28%	21%
Mountain	1,341	663,505	494.8	1,245	583,842	468.9	8%	14%	6%
Maryland	74	34,102	460.8	120	56,837	473.6	(38)%	(40)%	(3)%
Virginia	111	58,225	524.5	118	64,228	544.3	(6)%	(9)%	(4)%
Florida	327	132,238	404.4	248	111,499	449.6	32%	19%	(10)%
East	512	224,565	438.6	486	232,564	478.5	5%	(3)%	(8)%
Total	3,463	$1,708,292	$493.3	3,448	$1,612,055	$467.5	0%	6%	6%

M.D.C. HOLDINGS, INC.

Homebuilding Operational Data

Homes Completed or Under Construction (WIP lots)

	September 30,		%
	2017	2016	Change
Unsold:
Completed	78	81	(4)%
Under construction	218	298	(27)%
Total unsold started homes	296	379	(22)%
Sold homes under construction or completed	2,591	2,626	(1)%
Model homes under construction or completed	319	293	9%
Total homes completed or under construction	3,206	3,298	(3)%

Lots Owned and Optioned (including homes completed or under construction)

	September 30, 2017			September 30, 2016
	Lots Owned	Lots Optioned	Total	Lots Owned	Lots Optioned	Total	Total % Change
Arizona	1,971	761	2,732	1,515	269	1,784	53%
California	1,454	679	2,133	1,753	75	1,828	17%
Nevada	2,150	401	2,551	2,051	200	2,251	13%
Washington	655	64	719	853	-	853	(16)%
West	6,230	1,905	8,135	6,172	544	6,716	21%
Colorado	4,622	2,960	7,582	4,051	1,347	5,398	40%
Utah	456	132	588	380	-	380	55%
Mountain	5,078	3,092	8,170	4,431	1,347	5,778	41%
Maryland	122	48	170	261	143	404	(58)%
Virginia	282	30	312	429	15	444	(30)%
Florida	941	1,231	2,172	962	455	1,417	53%
East	1,345	1,309	2,654	1,652	613	2,265	17%
Total	12,653	6,306	18,959	12,255	2,504	14,759	28%

M.D.C. HOLDINGS, INC.

Other Financial Data

Selling, General and Administrative Expenses

	Three Months Ended September 30,				Nine Months Ended September 30,
	2017	2016	Change		2017	2016	Change
	(Dollars in thousands)
General and administrative expenses	$33,170	$27,758	$5,412		$97,831	$90,638	$7,193
General and administrative expenses as a percentage of home sale revenues	5.7%	4.8%	90	bps	5.4%	5.9%	(50	) bps

Marketing expenses	$16,445	$15,262	$1,183		$48,545	$41,728	$6,817
Marketing expenses as a percentage of home sale revenues	2.8%	2.7%	10	bps	2.7%	2.7%	0	bps

Commissions expenses	$19,487	$18,884	$603		$59,733	$50,255	$9,478
Commissions expenses as a percentage of home sale revenues	3.3%	3.3%	0	bps	3.3%	3.3%	0	bps

Total selling, general and administrative expenses	$69,102	$61,904	$7,198		$206,109	$182,621	$23,488
Total selling, general and administrative expenses as a percentage of home sale revenues	11.8%	10.8%	100	bps	11.5%	11.8%	(30	) bps

Capitalized Interest

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
	(Dollars in thousands)
Homebuilding interest incurred	$13,212	$13,187	$39,594	$39,511
Less: Interest capitalized	(13,212)	(13,187)	(39,594)	(39,511)
Homebuilding interest expensed	$-	$-	$-	$-

Interest capitalized, beginning of period	$62,091	$77,150	$68,085	$77,541
Plus: Interest capitalized during period	13,212	13,187	39,594	39,511
Less: Previously capitalized interest included in home and land cost of sales	(15,087)	(15,922)	(47,463)	(42,637)
Interest capitalized, end of period	$60,216	$74,415	$60,216	$74,415